Exhibit F

                       CENTRAL AND SOUTH WEST CORPORATION
                     AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                             As of Decembe 31, 1999
                                   (UNAUDITED)





                                                (millions)

     Frontera                                      $ 179
     Newgulf                                          19
     Enertek                                          33
     Vale                                            183
     Chile                                           114
     SEEBOARD                                        829
                                                ------------

                                                   1,357
                                                ------------


Less Non-Recourse Funds from Operations
     and Third Party Financing:

     144a Bonds                                      200
     SEEBOARD                                        172
     Vale                                             11
     Chile                                             6
                                                ------------

                                                     389
                                                ------------

Net Aggregate Investment                           $ 968
                                                ============